As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-_____________

United States

Securities and Exchange Commission

Washington, D.C. 20549

_________________________________________

FORM S-8

Registration Statement Under the Securities Act of 1933

USA Truck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0556971
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

USA Truck, Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

_________________________________________

James D. Reed

President and Chief Executive Officer

USA Truck, Inc.

3200 Industrial Park Road

Van Buren, Arkansas 72956

(Name and address of agent for service)

(479) 471-2500

(Telephone number, including area code, of agent for service)

_________________________________________

Copy to:

Heidi Hornung-Scherr

Scudder Law Firm, P.C., L.L.O.

411 South 13th Street, Suite 200

Lincoln, Nebraska 68508

(402) 435-3223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company,” and "emerging growth company"  in Rule 12b-2 of the Exchange Act.

Large Accelerated filer £	Accelerated filer ☒
Non-Accelerated filer £ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company £

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

£

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 250,000 additional shares of common stock, $0.01 par value per share, of USA Truck, Inc., a Delaware corporation (the “Company”), for issuance pursuant to the USA Truck, Inc. 2014 Omnibus Incentive Plan (as amended, the “Plan”). Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 11, 2014, June 7, 2017, and May 20, 2019 (File Nos. 333-196695, 333-218573, and 333-231619) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description

4.1

Restated and Amended Certificate of Incorporation of the Company as currently in effect, including all Certificates of Amendment thereto (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013).

4.2	Bylaws of USA Truck Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 24, 2017).
4.3

Specimen stock certificate representing shares of common stock, $.01 par value, of USA Truck, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017).

5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1	Consent of Scudder Law Firm, P.C., L.L.O. (included in Exhibit 5).
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature page of this Registration Statement).
99.1	USA Truck Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A, filed on April 25, 2014)
99.2	First Amendment to the USA Truck Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Schedule 14A, filed on April 7, 2017).
99.3	Second Amendment to the USA Truck Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 4, 2019).
99.4	Third Amendment to the USA Truck, Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A of the Company’s definitive additional materials on Schedule 14A, filed on May 3, 2022).
107*	Calculation of Filing Fee Table
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on May 20, 2022.

USA Truck, Inc.

By:	/s/ James D. Reed
James D. Reed
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Reed, Zachary B. King, and Heidi Hornung-Scherr, and each of them, as true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution, to execute in their respective names, individually and in each capacity stated below, the registration statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to this registration statement as the attorney-in-fact and to file any such amendment to this registration statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 20, 2022.

Signature	Title

/s/ James D. Reed	President, Chief Executive Officer, and Director (Principal Executive Officer)
James D. Reed

/s/ Zachary B. King	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Zachary B. King

/s/ Alexander D. Greene	Chairperson of the Board
Alexander D. Greene

/s/ M. Susan Chambers	Director
M. Susan Chambers

/s/ Robert E. Creager	Director
Robert E. Creager

/s/ Gary R. Enzor	Director
Gary R. Enzor

/s/ Barbara J. Faulkenberry	Director
Barbara J. Faulkenberry

/s/ Rajan C. Penkar	Director
Rajan C. Penkar